Exhibit 99.16

     (Text of graph posted to Ashland Inc.'s website concerning APAC's
                14-State Weighted Retail Diesel Price Index)


   APAC's 14-State Weighted Retail Diesel Price Index (cents per gallon)


               2001       2002       2003       2004       2005       2006      2001-2005 Avg.
              ------     ------     ------     ------     ------     ------     --------------
January       149.26     113.00     146.95     152.19     193.28     243.96         150.93
February      146.71     112.80     163.90     153.88     197.00     244.37         154.86
March         135.85     120.37     167.25     158.18     215.48     252.16         159.43
April         138.11     127.71     150.70     162.00     222.99     269.41         160.30
May           144.73     127.42     142.26     165.42     214.93                    158.95
June          143.23     125.11     138.35     164.39     226.63                    159.54
July          133.89     126.73     139.27     167.71     233.24                    160.17
August        135.50     129.17     143.88     178.34     243.34                    166.05
September     143.93     137.26     141.76     187.75     277.05                    177.55
October       129.99     143.41     144.01     208.91     311.07                    187.48
November      121.61     138.17     143.86     210.43     251.66                    173.14
December      113.97     139.79     144.64     197.90     241.06                    167.47
Average       136.40     128.41     147.23     175.59     235.64     252.48         164.66

